Exhibit 10.1

CONSENT, JOINDER, ASSUMPTION AND FOURTH AMENDMENT

TO LOAN AND SECURITY AGREEMENT

Effective Date: July 6, 2012

This CONSENT, JOINDER, ASSUMPTION AND FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Fourth Amendment”), dated as of July 6, 2012, is by and among, (a) SILICON VALLEY BANK, a California corporation with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466, as administrative agent and collateral agent (collectively, in such capacities, “Agent”), (b) the several banks and other financial institutions or entities parties to this Fourth Amendment (“Lenders”), and (c) TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation (“TCS”), SOLVERN INNOVATIONS, INC., a Maryland corporation (“Solvern”), NETWORKS IN MOTION, INC., a Delaware corporation (“NIM”), MICRODATA GIS, INC., a Vermont corporation (“microDATA GIS”) and microDATA, LLC, a Maryland limited liability company (“microDATA LLC”, and together with TCS, Solvern, NIM and microDATA GIS, jointly and severally, individually and collectively, referred to as “Borrower”), each with a principal place of business located at 275 West Street, Suite 400, Annapolis, Maryland 21401.

RECITALS

WHEREAS, reference is made to a certain Loan and Security Agreement, dated as of December 31, 2009, as amended by a Joinder, Assumption and First Amendment to Loan and Security Agreement dated as of March 4, 2011, a Second Amendment to Loan and Security Agreement dated as of March 7, 2012 and a Third Amendment to Loan and Security Agreement dated as of June 25, 2012 (as further amended, modified, supplemented or restated and in effect from time to time, collectively, the “Loan Agreement”), by and among Agent, Lenders, TCS, Solvern and NIM (TCS, Solvern and NIM are hereinafter referred to jointly and severally, individually and collectively, as “Existing Borrower”).

WHEREAS, (i) TCS recently created microDATA LLC (the “microDATA LLC Transaction”); and (ii) on the Fourth Amendment Effective Date (as defined herein), microDATA LLC acquired all of the issued and outstanding shares of capital stock of microDATA GIS (the “microDATA Acquisition”) pursuant to a certain Purchase and Sale Agreement, dated as of July 6, 2012, by and among TCS, microDATA GIS, microDATA LLC and the various sellers, participants and representatives party thereto (the “microDATA Purchase Agreement”), subject to the terms and conditions set forth therein (the entering into the microDATA Purchase Agreement and the consummation of the microDATA Acquisition and the other transactions and documents referred to in the microDATA Purchase Agreement are collectively referred to herein as the “microDATA GIS Transaction” and, together with the microDATA LLC Transaction, as the “Transaction”).

WHEREAS, pursuant to the terms of the Loan Agreement, Existing Borrower is to cause each of microDATA LLC and microDATA GIS to become a co-Borrower under the Loan Documents and grant to Agent, for the ratable benefit of the Secured Parties, a continuing pledge and security interest in and to the assets of microDATA LLC and microDATA GIS, respectively.

WHEREAS, Existing Borrower has (a) requested that Agent and Lenders consent to the Transaction and the refinancing of the Term Loan and (b) advised Agent that, among other things, Existing Borrower desires to (i) join each of microDATA LLC and microDATA GIS as a co-Borrower under the Loan Documents, (ii) refinance the Term Loan as provided herein and (iii) amend certain terms and conditions of the Loan Agreement as set forth herein.

WHEREAS, Agent and Lenders are willing to consent to the Transaction and the refinancing of the Term Loan and to amend certain provisions of the Loan Agreement, in each case on the terms and conditions set forth herein, and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Fourth Amendment shall have the meanings given to them in the Loan Agreement, as amended hereby.

1. Consent. Subject to the terms of Section 9 below, Agent and the Lenders hereby consent to the Transaction and the refinancing of the Term Loan as provided herein and agree that none of the foregoing shall, in and of itself, constitute an “Event of Default” under the Loan Documents. Each of the microDATA LLC Transaction and the microDATA Acquisition shall be considered a Permitted Investment under the Loan Documents.

2. Joinder and Assumption. Each of the undersigned, microDATA GIS, INC., a Vermont corporation, and microDATA, LLC, a Maryland limited liability company (individually and collectively, the “New Borrower”), is a direct or indirect Subsidiary of TCS. Each New Borrower hereby joins the Loan Agreement and each of the other Loan Documents, and agrees to comply with and be bound by all of the terms, conditions and covenants of the Loan Agreement and the other Loan Documents, as if each were originally named as a “Borrower” therein. Without limiting the generality of the preceding sentence, each New Borrower hereby assumes and agrees to pay and perform when due all present and future indebtedness, liabilities and obligations of Existing Borrower under the Loan Agreement, including, without limitation, the Obligations. All references in the Loan Documents to “Borrower” shall be deemed to refer to and include each New Borrower. Further, all present and future Obligations of Borrower shall be deemed to include all present and future Obligations of each New Borrower. Each New Borrower acknowledges that the Obligations are due and owing to Agent and Lenders from Existing Borrower, without any defense, offset or counterclaim of any kind or nature whatsoever as of the date hereof. Each Borrower hereby appoints the other as agent for the other for all purposes under the Loan Agreement, including with respect to requesting Credit Extensions thereunder. Each Borrower shall be jointly and severally obligated to repay all Credit Extensions made under the Loan Agreement, regardless of which Borrower actually received said Credit Extension, as if each Borrower directly received all Credit Extensions.

3. Grant of Security Interest. To secure the payment and performance in full of all of the Obligations, each New Borrower hereby grants to Agent, for the ratable benefit of the Secured Parties, a continuing security interest in, and pledges to Agent, for the ratable benefit of the Secured Parties, all of such New Borrower’s right, title and interest in and to the Collateral (as more particularly described on Exhibit A attached hereto) owned by such New Borrower, whether now owned or existing or hereafter created, acquired, or arising, and wherever located. Each New Borrower further covenants and agrees by its execution hereof that it shall execute all such instruments and take all such actions that are reasonably required by Agent in order to grant a valid, perfected security interest to Agent in such Collateral (subject only to Permitted Liens). Each New Borrower hereby authorizes Agent to file financing statements, without notice to either New Borrower, with any necessary jurisdictions in order to perfect or protect Agent’s interest or rights hereunder.

4. Amendments to Loan Agreement. The provisions of the Loan Agreement are hereby amended as follows:

(a) Section 1 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“1 ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 14. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. Unless the context requires otherwise, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein).”

(b) Section 2.1.5 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“2.1.5 Term Loan 2012.

“(a) Availability. Each Term Lender severally agrees to make a term loan available to Borrower in an aggregate amount not to exceed such Term Lender’s Term Loan 2012 Commitment, subject to the satisfaction of the terms and conditions set forth in the Fourth Amendment. The Term Loan 2012 shall be made on the Fourth Amendment Effective Date and shall be in the amount of Forty Five Million Dollars ($45,000,000) (the “Term Loan 2012 Amount”).

(b) Use of Proceeds - Term Loan 2012. Borrower acknowledges that it is indebted to one or more of the Term Lenders pursuant to the Term Loan, with an aggregate outstanding principal balance on the Fourth Amendment Effective Date of $18,666,666.58. Borrower acknowledges and agrees that a portion of the proceeds of the Term Loan 2012 hereunder shall be used to immediately repay in full all remaining outstanding principal and accrued and unpaid interest on the Term Loan, together with any additional fees associated with the Term Loan pursuant to the terms hereof. In addition, the parties hereto acknowledge and agree that up to Twenty Million Dollars ($20,000,000) of the proceeds of the Term Loan 2012 may be used as part of the initial Sale Price (as defined in the microDATA Purchase Agreement).

(c) Repayment. Borrower shall repay the Term Loan 2012 as follows: (i) commencing with the monthly period ending July 31, 2012, three (3) equal consecutive monthly installments of principal, each in the amount of Three Hundred Thousand Dollars ($300,000), plus (ii) monthly payments of accrued interest as set forth in Section2.4(a)(ii) below. Thereafter, commencing with the monthly period ending

October 31, 2012, Borrower shall repay the Term Loan 2012 as follows: (i) fifty-seven (57) equal consecutive monthly installments of principal, each in an amount equal to Seven Hundred Seventy Three Thousand Six Hundred Eighty Four and 22/100 Dollars ($773,684.22), plus (ii) monthly payments of accrued interest as set forth in Section 2.4(a)(ii) below. Each payment of principal and/or interest on the Term Loan 2012 (each, a “Term Loan Payment”) shall be payable on the last Business Day of each month. Borrower’s final Term Loan Payment, due on the Term Loan 2012 Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan 2012 as of such date. Once repaid, the Term Loan 2012 may not be reborrowed.

(d) Prepayment. Borrower may, at any time and from time to time, prepay the Term Loan 2012, in whole or in part, without premium or penalty, upon irrevocable notice delivered to Agent no later than 11:00 A.M., Eastern time one (1) Business Day prior to the date of prepayment, which notice shall specify the date and amount of such prepayment; provided that if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a refinancing, such notice of prepayment may be revoked by Borrower if the financing is not consummated. Upon receipt of any such notice of prepayment, Agent shall promptly notify each relevant Lender thereof. The principal amount specified in any such notice of prepayment shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of the Term Loan 2012 shall be in aggregate principal amounts of $1,000,000 or whole multiples thereof. Amounts to be applied in connection with prepayments made pursuant to this Section2.1.5(d) shall be applied to the prepayment of the Term Loan 2012 in accordance with Section 2.6(d).”

(c) Section 2.4(a) of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“(a) Interest Rate.

(i) Advances. Subject to Section 2.4(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the one-half of one percentage point (0.50%) above the Prime Rate, which interest shall be payable monthly, in arrears, in accordance with Section 2.4(g) below.

(ii) Term Loan 2012. Subject to Section2.4(b), the principal amount outstanding under the Term Loan 2012 shall accrue interest at a floating per annum rate equal to three-quarters of one percentage point (0.75%) above the Prime Rate, which interest shall be payable monthly.”

(d) Section 2.4(d) and Section 2.4(g) of the Loan Agreement is each hereby deleted in its entirety and each is replaced with the following:

“(d) Computation; 360-Day Year. In computing interest, the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension. Other than calculations in respect of interest at the Prime Rate (which shall be made on the basis of the actual number of days elapsed in a 365/366 day year), interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

(g) Payment; Interest Computation. Interest is payable monthly on the last calendar day of each month. In computing interest on the Obligations, all Payments received after 12:00 noon Eastern time on any day shall be deemed received on the next Business Day. Agent shall not, however, be required to credit Borrower’s account for the amount of any item of payment which is unsatisfactory to Agent in its good faith business judgment, and Agent may charge Borrower’s Designated Deposit Account for the amount of any item of payment which is returned to Agent unpaid.”

(e) Section 2.6(c) and Section 2.6(d) of the Loan Agreement is each hereby deleted in its entirety and each is replaced with the following:

“(c) Each borrowing by Borrower from Lenders hereunder shall be made pro rata according to the respective Term Loan 2012 Commitment Percentages, Letter of Credit Commitment Percentages or Revolving Line Commitment Percentages, as the case may be, of the relevant Lenders.

(d) Except as otherwise provided herein, each payment (including each prepayment) by Borrower on account of principal of and interest on the Term Loan 2012 shall be applied pro rata according to the respective outstanding principal amounts of the Term Loan 2012 then held by each Term Lender. The amount of each principal prepayment of the Term Loan 2012 shall be applied to reduce the then remaining installments of the Term Loan 2012 pro rata based upon the respective then remaining principal amounts thereof. Amounts prepaid on account of the Term Loan 2012 may not be reborrowed.”

(f) Section 2.6(f) of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“(f) Unless Agent shall have been notified in writing by any Lender prior to the date of any borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to Agent, Agent may assume that such Lender is making such amount available to Agent, and Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such amount is not made available to Agent by the required time on the Funding Date therefor, such Lender shall pay to Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate or (ii) a rate determined by Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to Agent. If such Lender’s share of such borrowing is not made available to Agent by such Lender within three (3) Business Days after such Funding Date, Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to the Term Loan 2012 or to Advances under the Revolving Line, as applicable, on demand, from Borrower.”

(g) Section 3.2(c) of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“(c) in each Lender’s reasonable discretion, there has not been: (i) a material impairment in the perfection or priority of Agent’s Lien in the Collateral or in the value of such Collateral; (ii) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (iii) a material impairment of the prospect of repayment of the Obligations.”

(h) Section 5.10 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“5.10 Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely (a) to refinance all outstanding obligations under the Term Loan and to pay fees and expenses related thereto, (b) in connection with the transactions contemplated under the microDATA Acquisition Documents, subject to the limitations set forth in Section 2.1.5(b); (c) as working capital, (d) to fund its and its Subsidiaries’ general business requirements and not for personal, family, household or agricultural purposes, and (e) to fund Permitted Acquisitions and to pay fees and expenses related thereto.”

(i) Section 6.9 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“6.9 Financial Covenants.

Maintain as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a) Adjusted Quick Ratio. (i) for each monthly period beginning with the monthly period ending June 30, 2012 through and including the monthly period ending February 28, 2013, an Adjusted Quick Ratio of not less than 1.20:1.00; and (ii) for each monthly period beginning with the monthly period ending March 31, 2013 and as of the last day of each monthly period thereafter, an Adjusted Quick Ratio of not less than 1.25:1.00.

(b) Fixed Charge Coverage Ratio. (i) for the quarterly period ending June 30, 2012, a Fixed Charge Coverage Ratio of not less than 0.95:1.00; (ii) for each quarterly period beginning with the quarterly period ending September 30, 2012 through and including December 31, 2012, a Fixed Charge Coverage Ratio of not less than 1.00:1.00; and (iii) for each quarterly period beginning with the quarterly period ending March 31, 2013 and as of the last day of each quarterly period thereafter, a Fixed Charge Coverage Ratio of not less than 1.10:1.00.”

(j) Section 7.3 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person in an acquisition or acquisitions in which the aggregate consideration paid for all such acquisitions after the Fourth Amendment Effective Date exceeds Five Million Dollars ($5,000,000) (a “Permitted Acquisition”); provided, however, that no Default or Event of Default shall exist immediately prior to or immediately after giving effect to such Permitted Acquisition. A Subsidiary may merge or consolidate into another Subsidiary or into a Borrower, and a Borrower may merge or consolidate into another Borrower.”

(k) Section 7.7(a)(iii) of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“(iii) as long as no Event of Default then exists or would result therefrom, the redemption, retirement, purchase or other acquisition, directly or indirectly, of any capital stock or other equity interests of Borrower in an aggregate amount not to exceed Two Million Dollars ($2,000,000) from and after the Fourth Amendment Effective Date.”

(l) Section 7.9 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“7.9 Repayment of Indebtedness; Amendment of Subordinated Debt. (a) Make or permit any payment on any Indebtedness, except (i) as long as no Event of Default then exists or would arise therefrom, regularly scheduled repayments of Permitted Indebtedness (other than Subordinated Debt), (ii) payments permitted pursuant to the terms of the subordination, intercreditor, or other similar agreement to which any Subordinated Debt (other than the microDATA Subordinated Notes) is subject, (iii) as long as no Event of Default then exists or would arise therefrom, payments with respect to purchase price adjustments in connection with the Solvern Acquisition, the Sidereal Acquisition and the microDATA Acquisition, (iv) as long as no Event of Default then exists or would arise therefrom, Deferred Payments as and when due, as described and defined in Section 2.4 of the microDATA Purchase Agreement and (v) as long as the Payment Conditions are satisfied, the regularly scheduled repayment of principal and interest on account of the microDATA Subordinated Notes; or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Lenders.”

(m) Section 8.1 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within five (5) Business Days after such Obligations are due and payable (which five (5) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date or the Term Loan 2012 Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (a) or (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);”

(n) The notice addresses in Section 11 are hereby deleted in their entirety and are replaced with the following:

“If to Borrower:	TELECOMMUNICATION SYSTEMS, INC.
SOLVERN INNOVATIONS, INC.
NETWORKS IN MOTION, INC.
MICRODATA GIS, INC.
MICRODATA, LLC
c/o TELECOMMUNICATION SYSTEMS, INC.
275 West Street, Suite 400
Annapolis, Maryland 21401
Attn: Thomas M. Brandt, Jr., Chief Financial Officer
Fax: (410) 280-1048
Email: tbrandt@telecomsys.com

with a copy to:	TELECOMMUNICATION SYSTEMS, INC.
275 West Street, Suite 400
Annapolis, Maryland 21401
Attn: Bruce White, Vice President and General Counsel
Fax: (410) 280-1048
Email: bwhite@telecomsys.com

If to Agent:	Silicon Valley Bank
275 Grove Street, Suite 200
Newton, Massachusetts 02466
Attn: Mr. Ryan Ravenscroft
Fax: (617) 969-5962
Email: rravenscroft@svb.com

with a copy to:	Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
Attn: Charles W. Stavros, Esquire
Fax: (617) 880-3456
Email: cstavros@riemerlaw.com”

(o) Section 13.1(a) of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“(a) Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. Required Lenders and Borrower may, or, with the written consent of Required Lenders, Agent and Borrower may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of Lenders or of Borrower hereunder or thereunder or (ii) waive, on such terms and conditions as Required Lenders or Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Advance or the Term Loan 2012, extend the scheduled date of any amortization payment in respect of the Term Loan 2012, reduce the stated rate of any interest or fee payable hereunder (except that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (A)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Revolving Line Commitment, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 13.1 without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral, in each case without the written consent of all Lenders; (D) (i) amend, modify or waive the pro rata requirements of Section 2.6 in a manner that adversely affects Revolving Lenders or Letter of Credit Lenders without the written consent of Majority Revolving Lenders or (ii) amend, modify or waive the pro rata requirements of Section 2.6 in a manner that adversely affects Term Lenders without the written consent of Majority Term Lenders; (E) reduce the percentage specified in the definition of Majority Revolving Lenders without the written consent of all Revolving Lenders or reduce the percentage specified in the definition of Majority Term Lenders without the written consent of all Term Lenders; (F) amend, modify or waive any provision of Section 10 without the written consent of Agent; (G) amend, modify or waive any provision of Section 2.1.2 without the written consent of Issuing Lender; or (H) (i) amend or modify the application of payments set forth in Section 2.1.5(d) in a manner that adversely affects Revolving Lenders or Letter of Credit Lenders without the written consent of Majority Revolving Lenders, (ii) amend or modify the application of payments set forth in Section 2.1.5(d) in a manner that adversely affects Term Lenders without the written consent of Majority Term Lenders, (iii) amend or modify the application of payments and proceeds set forth in Section 9.4 in a manner that adversely affects Revolving Lenders or Letter of Credit Lenders without the written consent of Majority Revolving Lenders, or (iv) amend or modify the application of payments and proceeds set forth in Section 9.4 in a manner that adversely affects Term Lenders without the written consent of Majority Term Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon Borrower, Lenders, Agent and all future holders of the Obligations. In the case of any waiver, Borrower, Lenders and Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing during the period such waiver is effective; provided that no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.”

(p) Section 13.2(a) of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“(a) Term Loan 2012. The Term Loan 2012 may be prepaid as provided in Section 2.1.5(d) hereof. The Term Loan 2012 may be terminated, without penalty, prior to the Term Loan 2012 Maturity Date by Borrower, effective one (1) Business Day after written notice of termination is given to Agent. Notwithstanding any such prepayment or termination of the Term Loan 2012, Agent’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations. Amounts so prepaid or terminated cannot be reborrowed. Upon payment in full of the Obligations and at such time as Lenders’ obligation to make Credit Extensions has terminated, Agent shall release its Liens and security interests in the Collateral and all rights therein shall revert to Borrower.”

(q) Section 13.3(b)(i) is hereby deleted in its entirety and is replaced with the following:

“(i) Agent (such consent not to be unreasonably withheld or delayed); provided, that no such consent of Agent shall be required if such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund (as defined below);

(r) Section 13.3(e) is hereby deleted in its entirety and is replaced with the following:

“(e) Agent, acting for this purpose as an agent of Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of Revolving Lenders, and the Revolving Line Commitments of, and principal amount of the Advances owing to, each Revolving Lender pursuant to the terms hereof from time to time, and the names and addresses of Letter of Credit Lenders, and the Letter of Credit Commitments of, and principal amounts owing to, each Letter of Credit Lender pursuant to the terms hereof from time to time (the “Revolving Line Register”). The entries in the Revolving Line Register shall be conclusive, and Borrower, Agent, Issuing Lender and Lenders may treat each Person whose name is recorded in the Revolving Line Register pursuant to the terms hereof as a Revolving Lender and a Letter of Credit Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Revolving Line Register shall be available for inspection by Borrower, Issuing Lender, Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Agent, acting for this purpose as an agent of Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of Term Lenders, and the Term Loan 2012 Commitments of, and principal amount of the Term Loan 2012 owing to, each Term Lender pursuant to the terms hereof from time to time (the “Term Loan Register”). The entries in the Term Loan Register shall be conclusive, and Borrower, Agent, Issuing Lender and Lenders may treat each Person whose name is recorded in the Term Loan Register pursuant to the terms hereof as a Term Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Term Loan Register shall be available for inspection by Borrower, Issuing Lender, Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.”

(s) Section 13.11 is hereby deleted in its entirety and is replaced with the following:

“13.11 Confidentiality. In handling any confidential information received from Borrower or any Person on Borrower’s behalf regarding or relating to Borrower, Agent and each Lender shall exercise the same degree of care that it exercises for its own proprietary information, and Agent and each Lender shall not disclose such confidential information other than as follows: (a) to Agent’s and each Lender’s Subsidiaries or Affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential); (b) to prospective transferees or purchasers of any interest in the Obligations (provided, however, Agent and each Lender shall first obtain any such prospective transferee’s or purchaser’s agreement to comply with the terms of this Section 13.11); (c) as required by law, regulation, subpoena, or other order of any Governmental Authority; (d) to any regulatory authority purporting to have jurisdiction over Agent or any Lender (including any self-regulatory authority, such as the National

Association of Insurance Commissioners); (e) in connection with the exercise of any remedies under the Loan Documents; (f) to its partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, and representatives (it being understood that each such Person to whom such disclosure is made will be informed of the confidential nature of such information and will be instructed to keep such information confidential); and (g) to third-party service providers of Agent and any Lender in connection with any examination or audit so long as such service providers have executed a confidentiality agreement with Agent or such Lender, as applicable, with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Agent’s or any Lender’s possession when disclosed to Agent or such Lender, or becomes part of the public domain after disclosure to Agent or such Lender; or (ii) disclosed to Agent or any Lender by a third party, if Agent or such Lender does not know that the third party is prohibited from disclosing the information.

Agent and each Lender may use confidential information for the development of databases, reporting purposes, and market analysis so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of this Agreement.”

(t) The following new Section 13.21 and Section 13.22 shall be inserted into the Loan Agreement immediately following Section 13.20 thereof:

“13.21 USA Patriot Act. Each Lender and the Agent (for itself and not on behalf of any other party) hereby notifies each Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the names and addresses and other information that will allow such Lender or the Agent, as applicable, to identify such Borrower in accordance with the Patriot Act. Borrower will, and will cause each of its respective Subsidiaries to, provide, to the extent commercially reasonable or required by any Requirement of Law, such information and take such actions as are reasonably requested by the Agent or any Lender to assist the Agent and the Lenders in maintaining compliance with the Patriot Act.

(u) “13.22 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.”

(v) Clause (j) of the definition of “Eligible Accounts” in Section 14.1 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“(j) Accounts owing from the United States or any department, agency, or instrumentality thereof except for (i) Accounts arising from contracts with the United States or any department, agency, or instrumentality thereof having a value of $500,000 or less or (ii) Accounts arising from contracts with the United States or any department, agency, or instrumentality thereof if Borrower has assigned its payment rights to Agent and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;”

(w) Clauses (b) and (c) of the definition of “Permitted Indebtedness” in Section 14.1 of the Loan Agreement are hereby deleted in their entirety and are replaced with the following:

“(b) Indebtedness existing on the Fourth Amendment Effective Date and shown on the Perfection Certificate;

(c) (i) Subordinated Debt, including, without limitation, the Indebtedness owing under the microDATA Subordinated Notes;”

(x) Clauses (a) and (h) of the definition of “Permitted Investments” in Section 14.1 of the Loan Agreement are hereby deleted in their entirety and are replaced with the following:

“(a) Investments shown on the Perfection Certificate and existing on the Fourth Amendment Effective Date;

(h) Investments in other assets in an amount not to exceed One Million Dollars ($1,000,000) in the aggregate following the Fourth Amendment Effective Date, with the amount of each such Investment to be measured at the time that such Investment is made.”

(y) Clause (a) of the definition of “Permitted Liens” in Section 14.1 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“(a) Liens existing on the Fourth Amendment Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;”

(z) The definition of each of “Adjusted Quick Ratio”, “Commitment”, “Credit Extension”, “Current Liabilities”, “Fee Letter”, “Fixed Charge Coverage Ratio”, “Fixed Charges”, “IP Agreement”, “Majority Term Lenders”, “Operating Documents”, “Payment Conditions”, “Perfection Certificate”, “Prime Rate”, “Responsible Officer”, “Revolving Credit Extensions”, “Revolving Line Maturity Date”, “Revolving Line Register”, “Secured Party Expenses”, “Term Lender”, “Term Loan”, “Term Loan Payment”, “Term Loan Register” and “Total Commitments” contained in Section 14.1 of the Loan Agreement is each deleted in its entirety and each is replaced with the following, as applicable:

““Adjusted Quick Ratio” means the ratio of (A) (i) Borrower’s unrestricted cash, unrestricted Cash Equivalents and unrestricted marketable securities (the foregoing being collectively referred to as “Liquid Assets”); plus (ii) the aggregate value of Borrower’s net billed accounts receivable, plus (iii) the value of Borrower’s unbilled accounts receivable which are contractually due in an aggregate amount not to exceed 85% of Borrower’s net billed accounts receivable divided by (B) (i) Borrower’s Current Liabilities (including, without limitation, all Indebtedness owed to Lenders and any Reserves established by Agent), less (ii) the current portion of Borrower’s Deferred Revenue, less (iii) to the extent included as Current Liabilities, all principal Indebtedness owing under the microDATA Subordinated Notes. For each monthly period beginning with the monthly period ending June 30, 2012 through and including the monthly period ending December 31, 2012, Borrower must maintain Liquid Assets of not less than Forty Million Dollars ($40,000,000), which Liquid Assets shall be included in the numerator of the foregoing calculation of Adjusted Quick Ratio.

“Commitment” means, as to any Lender, the sum of the Revolving Line Commitment, the Letter of Credit Commitment (which is a sublimit of the Revolving Line Commitment) and the Term Loan 2012 Commitment of such Lender.

“Credit Extension” is any Advance, Letter of Credit, Term Loan 2012, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by any Lender for Borrower’s benefit.

“Current Liabilities” are all obligations and liabilities of Borrower to Lenders (including, without limitation, all long term obligations and liabilities of Borrower owed to Lenders in respect of the Term Loan 2012), plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.

“Fee Letter” means that certain letter agreement to be entered into on or after the Fourth Amendment Effective Date between Borrower and Agent.

“Fixed Charge Coverage Ratio” means the ratio of (A) (i) Borrower’s EBITDA for the trailing twelve (12) month period then ending minus (ii) Borrower’s unfinanced Capital Expenditures (made during such period) minus (iii) taxes and dividends paid in cash (during such period), divided by (B) Borrower’s Fixed Charges for the trailing three (3) month period then ended, multiplied by four (4).

“Fixed Charges” means the sum of (i) Borrower’s Interest Expense plus (ii) all required principal payments on Indebtedness (other than Indebtedness owing under the microDATA Subordinated Notes) during the trailing three (3) month period then ended.

“IP Agreement” is that certain Intellectual Property Security Agreement executed and delivered by Borrower to Agent dated as of December 31, 2009, as the same may be amended, amended and restated, modified or otherwise supplemented from time to time.

“Majority Term Lenders” means, as of any date of determination, at least two Term Lenders holding more than 66 2/3% of the Total Term Loan 2012 Commitments or, if the Term Loan 2012 Commitment of each Term Lender has been terminated, at least two Term Lenders holding in the aggregate more than 66 2/3% of the aggregate unpaid principal amount of the Term Loan 2012 then outstanding; provided that the Term Loan 2012 Commitment of, and the portion of the Term Loan 2012 held or deemed held by, any Defaulting Lender or Deteriorating Lender shall be excluded for purposes of making a determination of Majority Term Lenders.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than 30 days prior to the Effective Date or Fourth Amendment Effective Date, as applicable, and (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Payment Conditions” means, at the time of determination with respect to any payment under the microDATA Subordinated Notes, that (a) no Default or Event of Default shall have occurred and be continuing or would occur as a result of the making of such payment, and (b) at the time of such determination and immediately following, and after giving effect to, such payment, Borrower maintains either: (i) a Fixed Charge Coverage Ratio (which, for purposes of demonstrating compliance with the Payment Conditions, shall include as an additional amount in the denominator any payment to be made under the microDATA Subordinated Notes), of not less than 1.00:1.00; or (ii) domestic unrestricted cash at SVB and domestic unrestricted Cash Equivalents at SVB of not less than Forty Million Dollars ($40,000,000) in the aggregate. Prior to making any payment under the microDATA Subordinated Notes, Borrower shall deliver to Agent (A) a certificate signed by a Responsible Officer of Borrower certifying that the conditions contained in clauses (a) and (b) of the preceding sentence have been satisfied, and (B) if Borrower is relying upon clause (b)(i) of the preceding sentence in order to make such payment, forecasts prepared in good faith by management of Borrower of consolidated and consolidating balance sheets, statements of income or operations and cash flows, which projected financial information shall give due consideration to results for prior fiscal periods, shall give effect to the proposed payment under the microDATA Subordinated Notes and shall be in a form and based upon assumptions reasonably satisfactory to Agent.

“Perfection Certificate” is defined in Section 5.1; provided, however, that on and after the Fourth Amendment Effective Date, the term “Perfection Certificate” shall refer to the Perfection Certificate of each Borrower delivered in connection with this Fourth Amendment.

“Prime Rate” means the rate of interest most recently published in the “Money Rates” section of The Wall Street Journal, Eastern Edition as the “United States Prime Rate.” In the event that The Wall Street Journal, Eastern Edition is not published or such rate does not appear in The Wall Street Journal, Eastern Edition, the Prime Rate shall be determined by the Agent until such time as the Prime Rate becomes available in accordance with past practices.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer, Treasurer and Chief Operating Officer of Borrower.

“Revolving Credit Extensions” means all Credit Extensions other than the Term Loan 2012.

“Revolving Line Maturity Date” is the earlier of (a) June 30, 2014; or (b) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with Section 9.1.

“Revolving Line Register” is defined in Section 13.3(e).

“Secured Party Expenses” are (a) all out-of-pocket costs and expenses incurred by Agent in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to Borrower prior to the Effective Date or the Fourth Amendment Effective Date, as applicable (in the case of amounts to be paid on any such date) and from time to time thereafter on a quarterly basis or such other periodic basis as Agent shall deem appropriate, and (b) all costs and expenses incurred by Agent and, after acceleration of the Obligations, each Lender in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to Agent.

“Term Lender” means each Lender that has a Term Loan 2012 Commitment or that holds a portion of the Term Loan 2012.

“Term Loan” means, collectively, the term loans made by one or more Term Lenders pursuant to the terms of Section 2.1.5 hereof prior to the Fourth Amendment Effective Date.

“Term Loan Payment” is defined in Section 2.1.5(c).

“Term Loan Register” is defined in Section 13.3(e).

“Total Commitments” means, at any time, the aggregate amount of the Commitments then in effect. The initial amount of the Total Commitments on the Fourth Amendment Effective Date is Eighty Million Dollars ($80,000,000).”

(aa) Each of the definitions of “Initial Draw”, “Longhorn”, “Prior Loan Agreement”, “Prior Term Loan”, “Quasar”, “Second Draw”, “Term Loan Amount”, “Term Loan Commitment Percentage” and “Term Loan Maturity Date” appearing in Section 14.1 of the Loan Agreement is deleted in its entirety.

(bb) The following definitions are each inserted in Section 14.1 of the Loan Agreement, each in its appropriate alphabetical order:

““Convertible Senior Unsecured Note Extension Event” means the refinancing, conversion, or extension of the Convertible Senior Unsecured Notes, in each case in a manner acceptable to the Lenders, in their reasonable discretion.

“Fourth Amendment” is that certain Consent, Joinder, Assumption and Fourth Amendment to Loan and Security Agreement, dated as of the Fourth Amendment Effective Date, by and among each Borrower, the Lenders from time to time party thereto, and the Agent.

“Fourth Amendment Effective Date” is defined in the preamble to the Fourth Amendment.

“microDATA Acquisition” is defined in the recitals to the Fourth Amendment.

“microDATA Acquisition Documents” means the microDATA Purchase Agreement, and each other document or agreement executed and/or delivered in connection therewith.

“microDATA Purchase Agreement” is defined in the recitals of the Fourth Amendment.

“microDATA Subordinated Notes” ” means those certain (i) First Series Promissory Notes and Second Series Promissory Notes (each as defined in the microDATA Purchase Agreement) made by TCS in favor of the holders thereof and (ii) First Series Company Note and Second Series Company Note (each as defined in the microDATA Purchase Agreement) made by microDATA GIS, Inc. (with a guarantee by TCS) in favor of the holders thereof, in the aggregate original principal amount for all notes in clauses (i) and (ii) of Fourteen Million Two Hundred Fifty Thousand Dollars ($14,250,000).

“Patriot Act” means, collectively, (i) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56, as amended, and (ii) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations.

“Term Loan 2012” means, collectively, the term loans made by Term Lenders pursuant to the terms of Section 2.1.5 hereof.

“Term Loan 2012 Amount” is an aggregate original principal amount equal to Forty Five Million Dollars ($45,000,000).

“Term Loan 2012 Commitment” means, as to any Lender, the obligation of such Lender, if any, to make a Term Loan 2012 to Borrower in a principal amount not to exceed the amount set forth under the heading “Term Loan 2012 Commitment” opposite such Lender’s name on Schedule 2.1

“Term Loan 2012 Commitment Percentage” means, as to any Lender at any time, the percentage (carried out to the fourth decimal place) of the Total Term Loan 2012 Commitments represented by such Lender’s Term Loan 2012 Commitment at such time. The initial Term Loan 2012 Commitment Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Term Loan 2012 Maturity Date” is the earliest of (a) June 30, 2017; (b) June 30, 2014, if a Convertible Senior Unsecured Note Extension Event has not occurred on or prior to such date; or (c) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with Section 9.1.

“Total Term Loan 2012 Commitments” means, at any time, the aggregate amount of the Term Loan 2012 Commitments then in effect. The initial amount of the Total Term Loan 2012 Commitments on the Fourth Amendment Effective Date is Forty Five Million Dollars ($45,000,000).”

(cc) Schedule 2.1 to the Loan Agreement is hereby deleted in its entirety and is replaced with Schedule 2.1 attached hereto.

(dd) Exhibit B to the Loan Agreement is hereby deleted in its entirety and is replaced with Exhibit B attached hereto

5. Representations and Warranties. To induce Agent and Lenders to enter into this Fourth Amendment, Borrower hereby represents and warrants to Agent and Lenders as follows:

(a) As of the Fourth Amendment Effective Date, the representations and warranties contained in the Loan Documents are true and correct with respect to each New Borrower, with the same force and effect as if each New Borrower was named as a “Borrower” in the Loan Documents in addition to Existing Borrower (except to the extent that such representations and warranties relate to an earlier date, and except as otherwise permitted by the terms of the Loan Documents);

(b) As of the Fourth Amendment Effective Date, the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects (except to the extent such representations and warranties relate to an earlier date, in which case they are true, accurate and complete in all material respects as of such date, and except as otherwise permitted by the terms of the Loan Documents);

(c) As of the Fourth Amendment Effective Date, no Event of Default has or shall have occurred and is continuing; and

(d) Borrower has the power and due authority to execute and deliver this Fourth Amendment.

6. Integration. This Fourth Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Fourth Amendment and the Loan Documents merge into this Fourth Amendment and the Loan Documents.

7. Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and, except as expressly amended, modified and supplemented hereby, the Loan Documents are and shall remain in full force and effect. This Fourth Amendment is not a novation and the terms and conditions of this Fourth Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Fourth Amendment and the terms of the Loan Documents, the terms of this Fourth Amendment shall be controlling, but the Loan Documents document shall not otherwise be affected or the rights therein impaired.

8. Counterparts. This Fourth Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Effectiveness. This Fourth Amendment shall be effective as of July 6, 2012 (the “Fourth Amendment Effective Date”), provided that Agent shall have received the following, each in form and substance reasonably satisfactory to the Agent:

(a) duly executed signatures to this Fourth Amendment and the other Loan Documents to be executed and delivered in connection herewith (other than the Fee Letter);

(b) copies of each Borrower’s Operating Documents and a good standing certificate of each Borrower certified by the Secretary of State of each applicable jurisdiction as of a date no earlier than thirty (30) days prior to the Fourth Amendment Effective Date;

(c) duly executed signatures to the Secretary’s Certificate and Borrowing Resolutions (as applicable) for each Borrower, in each case with respect to this Fourth Amendment and the documents and transactions contemplated hereby;

(d) a certificate signed by an authorized officer of TCS, reasonably satisfactory in form and substance to Agent, attaching and/or certifying (i) a copy of the executed microDATA Purchase Agreement, together with copies of all other material documents executed and/or delivered in connection therewith, including, without limitation, the microDATA Subordinated Notes; (ii) that, as of the Fourth Amendment Effective Date, after giving effect to the Transaction and the transactions contemplated by this Fourth Amendment, Borrower is solvent; and (iii) historical financial statements of microDATA GIS, prepared in accordance with GAAP and acceptable to the Lenders;

(e) evidence that all amounts outstanding under the prior Term Loan have been, or will concurrently with the funding of the initial Credit Extension on or after the Fourth Amendment Effective Date be, paid in full;

(f) certified copies, dated as of a recent date, of financing statement searches, as Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension on or after the Fourth Amendment Effective Date, will be terminated or released;

(g) the Perfection Certificate of each Borrower, together with the duly executed signatures thereto;

(h) a legal opinion of Borrower’s counsel, in form and substance acceptable to Agent and the Lenders, in their reasonable discretion, dated as of the Fourth Amendment Effective Date together with the duly executed signature thereto;

(i) evidence that the total Sale Price (as defined in the microDATA Purchase Agreement) for the Acquisition does not exceed, Thirty Five Million Fifty Thousand Dollars ($35,050,000);

(j) the consummation of the Transaction will not otherwise result in an Event of Default, as defined in the Loan Agreement, after giving effect to such Transaction;

(k) the Transaction shall be consummated on or before July 13, 2012;

(l) evidence that the capital structure of Borrower and its Subsidiaries is acceptable to Agent, in its sole discretion;

(m) such other documents, certificates and agreements in respect of Borrower and its Subsidiaries as Agent may request, in its sole discretion; and

(n) Borrower shall reimburse Agent for all reasonable legal fees and expenses incurred in connection with the Fourth Amendment and the matters contemplated herein.

10. Post-Closing Conditions Subsequent. Borrower hereby agrees that the following documents shall be delivered to Agent, unless otherwise noted below, on or before August 3, 2012 (or such later date as Agent shall determine, in its sole discretion (or at the direction of the Required Lenders)), each in form and substance satisfactory to Agent:

(a) updated evidence satisfactory to Agent that the insurance policies required by Section 6.7 of the Loan Agreement are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Agent;

(b) duly executed signatures to Control Agreements, with such financial institutions as may be required by Agent pursuant to the terms of the Loan Agreement;

(c) a landlord’s consent in favor of Agent for each of Borrower’s leased locations by the respective landlord thereof, as required by Agent, together with the duly executed signatures thereto;

(d) a bailee’s/warehouseman’s waiver executed by each bailee, if any, of Borrower as required by Agent, in favor of Agent; and

(e) on or before September 3, 2012 (or such later date as Agent shall determine, in its sole discretion (or at the direction of the Required Lenders)), evidence satisfactory to Agent that microDATA GIS’ bank accounts maintained at Passumpsic Savings Bank have been closed, with the proceeds thereof transferred to an account of a Borrower maintained at SVB.

In the event that Borrower fails to deliver one or more of the post-closing deliverables described in this Section 10 within the foregoing timeframe, it shall constitute an Event of Default under the Loan Agreement, without any notice or grace, unless waived in writing by Agent and Required Lenders.

11. Fees. Borrower shall pay to Agent, for the ratable benefit of Lenders, the fees described in a certain Fee Letter, dated as of the date hereof, by and between Agent and the Borrower, which fees shall be due and shall be deemed fully earned as of the Fourth Amendment Effective Date. Borrower also agrees to pay Agent any and all Secured Party Expenses (including, without limitation, reasonable attorney’s fees and expenses) incurred by Agent in connection with the documentation and negotiation of this Fourth Amendment (without duplication of the requirement in Section 9(n) above).

12. Ratification of Loan Documents. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Agent, for the ratable benefit of the Secured Parties under the Loan Documents, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

13. No Defenses of Borrower. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Agent or Lenders with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have prior to the date hereof, any offsets, defenses, claims, or counterclaims against Agent or Lenders, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Agent and Lenders from any liability thereunder.

14. Continuing Validity. Borrower understands and agrees that in modifying the existing Obligations, Agent and Lenders are relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents. Except as expressly permitted by this Fourth Amendment, the terms of the Loan Documents remain unchanged and in full force and effect. Agent’s and Lenders’ agreement to execute and deliver this Fourth Amendment in no way shall obligate Agent and Lenders to make any future modifications to the Obligations. Nothing in this Fourth Amendment shall constitute a satisfaction of the Obligations. It is the intention of Agent, Lenders and Borrower to retain as liable parties all makers of the Loan Documents, unless the party is expressly released by Agent and Lenders in writing.

15. Right of Set-Off. In consideration of Agent’s and Lenders’ agreement to enter into this Fourth Amendment, Borrower hereby reaffirms and hereby grants to Agent, for the ratable benefit of the Secured Parties, a lien, security interest and right of set off as security for all Obligations, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Agent or any entity under the control of Agent or Lenders (including any subsidiary of the Agent or Lenders) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Agent or Lenders, subject to the terms of the Loan Agreement, may set off the same or any part thereof and apply the same to any Obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE AGENT OR LENDERS TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

16. Choice of Law. Section 12 of the Loan Agreement is hereby incorporated by reference, in its entirety.

[The remainder of this page is intentionally left blank.]

This Fourth Amendment is executed as of the date first written above.

NEW BORROWER:

microDATA GIS, INC.

By:	/s/ Thomas M. Brandt, Jr.

Name:	Thomas M. Brandt, Jr.
Title:	Treasurer

microDATA, LLC

By:	/s/ Thomas M. Brandt, Jr.

Name:	Thomas M. Brandt, Jr.
Title:	Treasurer

EXISTING BORROWER:

TELECOMMUNICATION SYSTEMS, INC.

By:	/s/ Thomas M. Brandt, Jr.

Name:	Thomas M. Brandt, Jr.
Title:	Senior Vice President and Chief Financial Officer

SOLVERN INNOVATIONS, INC.

By:	/s/ Thomas M. Brandt, Jr.

Name:	Thomas M. Brandt, Jr.
Title:	Treasurer

NETWORKS IN MOTION, INC.

By:	/s/ Thomas M. Brandt, Jr.

Name:	Thomas M. Brandt, Jr.
Title:	Treasurer

[Signature Page to Consent, Joinder, Assumption and

Fourth Amendment to Loan and Security Agreement]

AGENT:

SILICON VALLEY BANK

By:	/s/ Jennie T. Bartlett
Name: Jennie T. Bartlett
Title: Vice President

LENDERS:

SILICON VALLEY BANK as a Lender

By:	/s/ Jennie T. Bartlett
Name: Jennie T. Bartlett
Title: Vice President

MANUFACTURERS & TRADERS TRUST COMPANY as a Lender

By:	/s/ Mary Frances Isakov
Name: Mary Frances Isakov
Title: Vice President

GE CAPITAL BANK as a Lender

By:	/s/ Woodrow Broaders, Jr.
Name: Woodrow Broaders, Jr.
Title: Duly Authorized Signatory

Address for notices to GE Capital Bank:
GE Capital Bank c/o
General Electric Capital Corporation
201 Merritt Seven
Norwalk, CT 06851
Attn: Brian Jack Account Manager
Facsimile: (203) 954-4559

With a copy to:
GE Capital Bank
6510 Millrock Drive
Suite 200
Salt Lake City, Utah 84121
Attn: Chief Financial Officer

[Signature Page to Consent, Joinder, Assumption and

Fourth Amendment to Loan and Security Agreement]

Lending office:

GE Capital Bank c/o General Electric Capital Corporation
201 Merritt Seven
Norwalk, CT 06851
Attn: Brian Jack Account Manager
Facsimile: (203) 954-4559

With a copy to:
GE Capital Bank
6510 Millrock Drive
Suite 200
Salt Lake City, Utah 84121
Attn: Chief Financial Officer

[Signature Page to Consent, Joinder, Assumption and

Fourth Amendment to Loan and Security Agreement]

EXHIBIT A – COLLATERAL DESCRIPTION

The Collateral consists of all of New Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all of New Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK, AS AGENT	Date:	____________

FROM:	TELECOMMUNICATION SYSTEMS, INC. SOLVERN INNOVATIONS, INC. NETWORKS IN MOTION, INC. MICRODATA GIS, INC. MICRODATA, LLC

The undersigned authorized officer of each of TELECOMMUNICATION SYSTEMS, INC., SOLVERN INNOVATIONS, INC., NETWORKS IN MOTION, INC., MICRODATA GIS, INC., AND MICRODATA, LLC (jointly and severally, individually and collectively, the “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement, dated as of December 31, 2009, among Borrower, Lenders and Agent (as amended, amended and restated, modified or supplemented from time to time, the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Agent. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No

Quarterly consolidated and consolidating financial statements (management prepared)	Quarterly within 45 days	Yes No

Annual financial statement (CPA Audited) + CC	FYE within 120 days	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

1

A/R & A/P Agings	Monthly within 15 days	Yes No

Projections	60 days prior to FYE and as amended	Yes No

Transaction Reports	Weekly (monthly within 30 days if no Event of Default) and with each request for a Credit Extension	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

The following Collateral Accounts were established after the Effective Date (if no such Collateral Accounts, state “None”):

Financial Covenant	Required	Actual	Complies

Maintain as indicated:

Minimum Adjusted Quick Ratio (Monthly)	*	:1.00	Yes No

Minimum Fixed Charge Coverage Ratio (Quarterly)	**	:1.00	Yes No

*	See Section 6.9(a)
**	See Section 6.9(b)

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

TELECOMMUNICATION SYSTEMS, INC.	AGENT USE ONLY
SOLVERN INNOVATIONS, INC.
NETWORKS IN MOTION, INC.
MICRODATA GIS, INC.	Received by:
MICRODATA, LLC

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AUTHORIZED SIGNER

Date:

By:

Name:	Verified:

Title:		AUTHORIZED SIGNER

Date:

	Compliance Status:	Yes No

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Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:

I.	Adjusted Quick Ratio (Section 6.9(a))

Required:

A.	Borrower’s domestic unrestricted cash and domestic unrestricted Cash Equivalents and unrestricted marketable securities (collectively, “Liquid Assets”)*	$

B.	Aggregate value of net billed accounts receivable of Borrower	$

C.	Value of unbilled accounts receivable of Borrower which are contractually due in an amount not to exceed 85% of Borrower’s net billed accounts receivable	$

D.	Quick Assets (the sum of lines A plus B plus C)	$

E.	Borrower’s Current Liabilities (including, without limitation, all long term obligations and liabilities of Borrower owed to Lenders in respect of the Term Loan 2012, all other Indebtedness owed to Lenders and any Reserves established by Agent), less the current portion of Borrower’s Deferred Revenue, less, to the extent included as Current Liabilities, all principal Indebtedness owing under the microDATA Subordinated Notes	$

F.	Adjusted Quick Ratio (line D divided by line E)

Is line F equal to or greater than             :1:00?**

No, not in compliance	Yes, in compliance

*	For each monthly period beginning with the monthly period ending June 30, 2012 through and including the monthly period ending December 31, 2012, Borrower must maintain Liquid Assets of not less than Forty Million Dollars ($40,000,000), which Liquid Assets shall be included in the numerator of the foregoing calculation of Adjusted Quick Ratio.
**	See Section 6.9(a)

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II.	Fixed Charge Coverage Ratio (Section 6.9(b))

Required:            See Section 6.9(b)

Actual:

A.	Borrower’s EBITDA for the trailing twelve (12) month period then ending	$

B.	Borrower’s unfinanced Capital Expenditures (made during such period)	$

C.	taxes and dividends paid in cash (during such period)	$

D.	Adjusted EBITDA (the sum of lines A minus B minus C)	$

E.	Borrower’s Fixed Charges for the trailing three (3) month period then ended multiplied by four (4)	$

F.	Fixed Charge Coverage Ratio (line D divided by line E)	:1.00

Is line F equal to or greater than             :1.00?*

No, not in compliance	Yes, in compliance

*	See Section 6.9(b)

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SCHEDULE 2.1

LENDERS AND COMMITMENTS

Lender	Term Loan 2012 Commitment	Term Loan 2012 Commitment Percentage	Revolving Line Commitment	Revolving Line Commitment Percentage	Commitment	Commitment Percentage
Silicon Valley Bank	$15,366,666.71	34.1482%	$20,000,015.00	57.1429%	$35,366,681.71	44.2085%

Manufacturers & Traders Trust Company	$14,633,333.29	32.5185%	$14,999,985.00	42.8571%	$29,633,318.29	37.0415%

GE Capital Bank	$15,000,000.00	33.3333%	$0.00	0.0000%	$15,000,000.00	18.7500%

TOTAL	$45,000,000.00	100.0000%	$35,000,000.00	100.0000%	$80,000,000.00	100.0000%